EXHIBIT 99.2

VisionWave Expands AI Defense Platform with Planned Acquisition of Perimeter Security Provider D-Fence

Term Sheet Signed to Acquire Controlling Interest in AI-Powered Perimeter Security Company Serving Governments, Defense Organizations and Critical Infrastructure Worldwide

West Hollywood, CA., August 5, 2026 – VisionWave Holdings, Inc. (Nasdaq: VWAV) (“VisionWave” or the “Company”), an artificial intelligence defense technology company, today announced the execution of a term sheet (the “Term Sheet”) to acquire a controlling interest in D-Fence Electronic Fencing Systems Ltd. (“D-Fence”), an Israeli developer of AI-powered perimeter security and electronic fencing systems serving governments, military organizations and critical infrastructure operators worldwide.

The Term Sheet is binding upon the parties only with respect to certain provisions, including exclusivity, confidentiality, expenses, governing law and termination. The terms of the proposed transaction remain subject to the negotiation and execution of a definitive Share Purchase Agreement, and there can be no assurance that a definitive agreement will be executed or that the proposed transaction will be consummated on the terms described herein, or at all.

The proposed acquisition further advances VisionWave’s strategy of building one of the industry’s most comprehensive AI-powered defense technology platforms by integrating autonomous systems, intelligent surveillance, RF sensing, cybersecurity, counter-drone technologies, and physical security into a unified ecosystem designed to address the evolving security challenges facing governments, military organizations and critical infrastructure operators worldwide.

Under the terms of the Term Sheet, VisionWave intends to acquire at least 51% of D-Fence in exchange for VisionWave common stock, subject to the execution of a definitive Share Purchase Agreement, satisfactory completion of legal, financial and technical due diligence, approval by VisionWave’s shareholders in accordance with applicable Nasdaq listing rules, required regulatory approvals and customary closing conditions. VisionWave will also receive an option to acquire the remaining 49% of D-Fence during the following two years. The initial acquisition contemplates an implied valuation of approximately $5 million, with the remaining equity subject to an implied valuation of approximately $20 million. The stock consideration will be subject to a post-closing price protection adjustment mechanism pursuant to which additional shares of VisionWave common stock may be issued following the closing, and the D-Fence shareholders will receive customary registration rights, in each case as described in the Company’s Current Report on Form 8-K relating to the Term Sheet.

Founded more than three decades ago, D-Fence has developed an extensive portfolio of intelligent perimeter security technologies designed to detect, classify and respond to physical threats in real time. According to D-Fence’s investor materials, the company’s technologies have been deployed in more than 100 critical infrastructure projects spanning 12 countries across six continents, protecting airports, military installations, ports, border crossings, oil and gas facilities, utilities and other high-security environments.

According to D-Fence, its integrated technology portfolio includes:

●	AI-powered perimeter intrusion detection systems capable of detecting cutting, climbing and vibration while minimizing false alarms;

●	Autonomous mobile surveillance platforms providing real-time 360-degree AI video analytics;

●	Counter-drone detection, tracking and mitigation technologies;

●	AI-powered command-and-control software delivering centralized situational awareness;

●	Intelligent pressure and intrusion sensors designed for mission-critical environments; and

●	Open-architecture software that integrates seamlessly with existing CCTV, alarm and SCADA infrastructure without requiring replacement of legacy systems.

According to D-Fence, its technologies have been deployed at numerous critical infrastructure installations worldwide, including Ben Gurion International Airport, the Israel Defense Forces, Haifa Port, PEMEX facilities, Laguna Verde Nuclear Power Plant, international airports, ports, border installations and other strategic infrastructure. The information in this press release regarding D-Fence, including deployment, customer and market data, is based on information provided by D-Fence and has not been independently verified by VisionWave, whose due diligence review of D-Fence is ongoing.

Douglas Davis, Executive Chairman of VisionWave, commented:

“VisionWave was founded on the vision of building one of the world’s premier artificial intelligence defense technology companies. D-Fence represents an exceptional strategic addition to our expanding platform. Their decades of operational experience, proven technologies, international customer relationships and successful deployments protecting mission-critical infrastructure perfectly complement our existing portfolio of AI-powered defense solutions.”

Mr. Davis continued:

“By combining D-Fence’s intelligent perimeter security technologies with VisionWave’s rapidly growing capabilities in artificial intelligence, autonomous systems, RF sensing, cyber intelligence and counter-drone technologies, we believe we are creating an increasingly comprehensive security platform capable of addressing today’s most complex defense and critical infrastructure challenges. This transaction reflects our continued commitment to expanding VisionWave through disciplined strategic acquisitions that strengthen our long-term competitive position.”

Uriel Bin, Founder and Chief Executive Officer of D-Fence, stated:

“For more than thirty years, D-Fence has been dedicated to protecting some of the world’s most sensitive facilities through continuous innovation in intelligent perimeter security. We believe VisionWave provides an outstanding platform to accelerate our international growth while integrating our technologies into a broader AI-powered defense ecosystem. Together, we believe we can deliver next-generation security solutions capable of protecting governments, military organizations and critical infrastructure against increasingly sophisticated threats.”

The Company believes the proposed acquisition would strengthen VisionWave’s ability to provide customers with integrated, multi-layered defense solutions by combining advanced physical security, autonomous surveillance, artificial intelligence, counter-drone technologies and intelligent command-and-control capabilities into a unified operational platform.

According to D-Fence’s investor presentation, the global security market is expected to exceed $180 billion by 2028, driven by increasing geopolitical instability, rising threats against critical infrastructure and growing demand for AI-enabled physical security solutions capable of protecting both physical and digital assets.

The parties currently anticipate executing a definitive Share Purchase Agreement on or before September 30, 2026, with closing expected during October 2026, subject to completion of due diligence, approval by VisionWave’s shareholders in accordance with applicable Nasdaq listing rules, required regulatory approvals and customary closing conditions.

About VisionWave Holdings, Inc.

VisionWave Holdings, Inc. (Nasdaq: VWAV) is a defense and advanced sensing technology company developing AI-driven, RF-based sensing, autonomy, and computational acceleration technologies for defense, homeland security, and commercial infrastructure applications. VisionWave’s mission is to connect defense innovation with civilian progress through shared core technologies deployed across air, land, and fixed-site environments. The Company’s website is https://www.vwav.inc.

About D-Fence Electronic Fencing Systems Ltd.

D-Fence Electronic Fencing Systems Ltd. is an Israeli developer of intelligent perimeter security systems with more than thirty years of experience protecting airports, military installations, ports, border crossings, oil and gas facilities, utilities and critical infrastructure around the world. The company’s solutions combine artificial intelligence, autonomous surveillance, perimeter intrusion detection, counter-drone technologies and integrated command-and-control software to provide comprehensive security for mission-critical environments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed acquisition of D-Fence Electronic Fencing Systems Ltd., the anticipated execution of a definitive agreement, expected timing of the proposed transaction, anticipated benefits, future growth opportunities, expected synergies, market opportunities and future operating performance. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, without limitation, risks relating to the completion of due diligence, the negotiation and execution of definitive agreements, obtaining required shareholder and regulatory approvals, satisfaction of closing conditions, the risk that the Term Sheet may be terminated or that a definitive agreement may not be executed, the possibility that the price protection adjustment mechanism could require the issuance of additional shares of common stock and result in dilution to VisionWave’s stockholders, successful integration of the acquired business, changes in market conditions and other risks described in VisionWave’s filings with the Securities and Exchange Commission, including under “Risk Factors” in its most recent Annual Report on Form 10-K and in its subsequent filings. VisionWave undertakes no obligation to update any forward-looking statements except as required by applicable law.

Contact: investors@vwav.inc